UNITED STATES
                        SECURITIES AND EXHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 13, 1999

Commission file number 33-60032



                            Buckeye Technologies Inc.
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             (Exact name of registrant as specified in its charter)

            Delaware                                     62-1518973
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     (State or other jurisdiction of                 (I.R. S. Employer
      incorporation or organization)                 Identification No.)

 1001 Tillman Street, Memphis Tennessee                     38112
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(Address of principal executive offices)                 (Zip Code)


                                   901-320-8100
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              (Registrant's telephone number, including area code)

                                 Not applicable
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              (Former name, former address and former fiscal year,
                          if changed since last report)

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On October 1, 1999, Buckeye Technologies Inc., a Delaware Corporation, and its subsidiaries (the Company) completed its acquisition of essentially all of the assets of the Walkisoft division of UPM-Kymmene, pursuant to the terms of the Asset Purchase Agreement, between the Company and UPM-Kymmene Corporation and its Walkisoft subsidiaries (the Seller). The following discussion is only a summary and is qualified in its entirety by reference to the Exhibits to this Current Report on Form 8-K.

         Walkisoft is a manufacturer of airlaid nonwoven materials which are used in absorbent product areas such as feminine hygiene, adult incontinence and baby wipes. Additional applications for Walkisoft's products are disposable household tablecloths and napkins. Walkisoft has manufacturing facilities in Mt. Holly, North Carolina and Steinfurt, Germany. The Company has purchased the trade receivables, inventory, property, plant and equipment, intellectual property and selected liabilities. The Company will continue to operate the manufacturing facilities.

         The purchase price, of approximately $120 million, includes $15 million in working capital. The purchase price will be adjusted if the actual working capital is less than or greater than the estimated $15 million. The amount of consideration was determined as a result of negotiations between the Company and the Seller. The acquisition will be recorded using the purchase method of accounting. The allocation of the purchase price will be based on the respective fair value of assets at the date of acquisition.

         The Company made an initial payment of $26.1 million to the Seller on the closing date and made a commitment to make four payments of $22 million each to the Seller on the first through the fourth anniversary of the effective date of the contract, plus accrued interest at an annual rate of 5%. The initial payment was funded by borrowings from the Company's credit facility. Future payments will be funded by borrowings from the credit facility or from the Company's operating funds.

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


Item 7.    Financial Statements and Exhibits

           (a) Financial statements of business acquired.

                  Not applicable

           (b) Pro forma financial information

                  Not applicable

           (c) Exhibits

2.1 Asset Purchase Agreement, dated October 1, 1999, between Buckeye Technologies Inc., BKI Holdings Corporation, Buckeye Mt. Holly LLC, Buckeye Finland Oy, BKI International Inc. and UPM-Kymmene Corporation, Walkisoft Finland Oy, Walkisoft USA, Inc., Walkisoft Denmark A/S

2.2 German Purchase Agreement between Buckeye Technologies Inc., Buckeye Steinfurt GmbH, Buckeye Holdings GmbH and Walkisoft GmbH, UPM-Kymmene Oyj

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


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Buckeye Technologies Inc.



By:                 /S/                                  Date: ____________
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    David H. Whitcomb
    Senior Vice President, Finance and Accounting
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